Exhibit 99.1

Contact: Ramses Erdtmann Vice President of Finance Phone: 408-215-3325

Pharmacyclics Reports Fiscal 2012 First Quarter
Financial Results and Multiple PCI-32765
Presentations at the 53rd American Society of
Hematology Annual Meeting

SUNNYVALE, Calif,  Nov. 7, 2011

Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results and recent developments for its fiscal first quarter ended September 30, 2011.

Financial Results for First Quarter Ended September 30, 2011

The non-GAAP (Generally Accepted Accounting Principles) net loss reported for the fiscal quarter ended September 30, 2011 was $12.4 million, or $0.18 per share. This compares with a non-GAAP net loss of $5.4 million, or $0.09 per share, for the fiscal quarter ended September 30, 2010. See “Use of Non-GAAP Financial Measures” below for a description of our Non-GAAP measures.  Reconciliation between certain GAAP and non-GAAP measures is provided at the end of this press release.

The GAAP net loss for the fiscal quarter ended September 30, 2011 was $14.5 million, or $0.21 per share. This compares with a GAAP net loss of $7.5 million, or $0.13 per share for the fiscal quarter ended September 30, 2010.

At September 30, 2011, the company had cash, cash equivalents and marketable securities of $105.2 million, which compares with $112.3 million at June 30, 2011.

“Making a significant difference for the betterment of patients, their care givers and society is an obligation Team Pharmacyclics considers an honor.  We continue to be willing to do whatever it takes, including learning from our successes as well as our mistakes as we proceed on our journey towards sustained viability in service to patients suffering from serious unmet health care needs,” said Bob Duggan, CEO and Chairman of the Board.  “We are pleased with how much we have accomplished over the past few years and how well we have done it.  We are well into the second quarter of our fiscal year 2012 and the future we are postulating for our stakeholders looks increasingly attainable.”

Recent Developments & Highlights

Six Oral Presentations and two Poster Presentations for Btk Inhibitor, PCI-32765, have been accepted at the American Society of Hematology (ASH) Annual Meeting in San Diego, CA (Dec 10-13th, 2011).  The clinical presentations during ASH will provide significant updates regarding the efficacy and safety of PCI-32765 in chronic lymphocytic leukemia, mantle cell lymphoma, and activated B-cell subtype diffuse large B-cell lymphoma. The company will hold a conference call following the ASH presentations on December 14th, 2011. The abstracts will be published today on the ASH website at www.hematology.org at approximately 10:00 a.m. ET.

Clinical Presentations

○	Mantle Cell Lymphoma Oral Presentation

o      Title: The Bruton’s Tyrosine Kinase Inhibitor PCI-32765 Is Highly Active As Single-Agent Therapy in Previously-Treated Mantle Cell Lymphoma (MCL): Preliminary Results of a Phase II Trial (#442)

o      Session: Lymphoma - Therapy with Biologic Agents, excluding Pre-Clinical Models: Mantle Cell and T Cell Lymphoma - Targeted Antibody and Small Molecule Approaches

o      Date/Time: Monday, December 12, 2011; 11:15 a.m. Pacific Time

o      Location: Ballroom 20A

o      Presenter: Michael Wang, MD, University of Texas MD Anderson Cancer Center, Houston, TX

○	Chronic Lymphocytic Leukemia Oral Presentation

o      Title:The Bruton’s Tyrosine Kinase (BTK) Inhibitor PCI-32765 Induces Durable Responses in Relapsed or Refractory (R/R) Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma (CLL/SLL): Follow-up of a Phase Ib/II Study (#983)

o      Session: CLL - Therapy, excluding Transplantation: Relapse treatment, novel agents and treatment related complications

o      Date/Time: Tuesday, December 13, 2011; 8:30 a.m. Pacific Time

o      Location: Ballroom 20A

o      Presenter: Susan O’Brien, MD, University of Texas MD Anderson Cancer Center, Houston, TX

○	Diffuse Large B-Cell Lymphoma Poster Presentation

o      Title: The Bruton’s Tyrosine Kinase (BTK) Inhibitor PCI-32765 Modulates Chronic Active BCR Signaling and Induces Tumor Regression in Relapsed/Refractory ABC DLBCL (#2716)

o      Session: Lymphoma – Therapy with Biologic Agents, excluding Pre-Clinical Models: Poster II

o      Date/Time: Sunday, December 11, 2011; 6:00 p.m. – 8:00 p.m. Pacific Time

o      Location: Hall GH

o      Presenter: Joseph Buggy, PhD, Pharmacyclics, Inc., Sunnyvale, CA

Non-Clinical Presentations

○	Multiple Myeloma and Waldenstrom Oral Presentation

o      Title: Targeting Bruton’s Tyrosine Kinase with PCI-32765 Blocks Growth and Survival of Multiple Myeloma and Waldenström Macroglobulinemia via Potent Inhibition of Osteoclastogenesis, Cytokines/Chemokine secretion, and Myeloma Stem-like Cells in the Bone Marrow Microenvironment (#883)

o      Session: Myeloma - Pathophysiology and Pre-Clinical Studies, excluding Therapy: Targeting the Microenvironment

o      Date/Time: Monday, December 12, 2011; 6:15 p.m. Pacific Time

o      Location: Room 6A

o      Presenter: Yu-Tzu Tai, PhD, Dana-Farber Cancer Institute, Harvard Medical School, Boston, MA

○	Chronic Lymphocytic Leukemia Oral Presentation

o      Title: The Bruton Tyrosine Kinase Inhibitor, PCI-32765, Inhibits Activation and Proliferation of Human Chronic Lymphocytic Leukemia Cells in the NSG Xenograph Mouse Model of the Tissue Microenvironment (#596)

o      Session: Pre-Clinical – Chemotherapy and Biologic Agents: Novel targeted therapy of B-cell malignancies

o      Date/Time: Monday, December 12, 2011; 3:00 p.m. Pacific Time

o      Location: Room 31

o      Presenter: Sarah E. M. Herman, PhD, National Heart, Lung and Blood Institute, National Institutes of Health, Bethesda, Maryland

○	Chronic Lymphocytic Leukemia Oral Presentation

o      Title: Btk Inhibitor, PCI-32765, Delays CLL Progression in a TCL1 Adoptive Transfer Model by Impairing Migration and Cell Proliferation (#982)

o      Session: CLL - Therapy, excluding Transplantation: Relapse treatment, novel agents and treatment related complications

o      Date/Time: Tuesday, December 13, 2011; 8:15 a.m. Pacific Time

o      Location: Ballroom 20A

o      Presenter: Shih-Shih Chen, PhD,  The Feinstein Institute for Medical Research, North Shore-Long Island Jewish Health System, Manhasset, NY

○	Mantle Cell Lymphoma Oral Presentation

o      Title: Egress of CD19+CD5+ Cells Into Peripheral Blood Following Treatment with the Bruton Tyrosine Kinase Inhibitor, PCI-32765, in Mantle Cell Lymphoma Patients (#954)

o      Session: Non-Hodgkin Lymphoma - Biology, excluding Therapy: Clinical Determinants and Microenvironment

o      Date/Time: Tuesday, December 13, 2011; 8:45 a.m. Pacific Time

o      Location: Room 5AB

o      Presenter: Betty Y. Chang, PhD, Pharmacyclics, Inc., Sunnyvale, CA

○	Mantle Cell Lymphoma Poster Presentation

o      Title: Activity of Bruton’s Tyrosine Kinase (Btk) Inhibitor PCI-32765 in Mantle Cell Lymphoma (MCL) Identifies Btk As a Novel Therapeutic Target (#3688)

o      Session: Non-Hodgkin Lymphoma - Biology, excluding Therapy: Poster III

o      Date/Time: Monday, December 12, 2011, 6:00 PM - 8:00 pm Pacific Time

o      Location: San Diego Convention Center, Hall GH

o      Presenter: Jan A. Burger, MD, The University of Texas, M.D. Anderson Cancer Center, Department of Leukemia, Houston, TX

Conference Call and Webcast Details

The Company will host a conference call and webcast on Wednesday, December 14, 2011 to provide an overview of the data presented at the ASH Annual Meeting and give a corporate update discussing future clinical development plans.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including operating and other expenses adjusted to exclude certain non-cash and non-recurring expenses. These measures are not in accordance with, or an alternative to generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are employee related non-cash expenses. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided corresponding GAAP financial measures for comparative purposes. Reconciliation between certain GAAP and non-GAAP measures is provided below.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medial healthcare needs; and to identify promising product candidates based on scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. We are committed to high standards of ethics, scientific rigor, and operational efficiency as we move each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	September 30, 2011	June 30, 2011
ASSETS

Cash, cash equivalents and marketable securities*	$105,249	$112,329
Other current assets	2,658	2,367
Total current assets	107,907	114,696
Property and equipment, net	1,788	1,312
Other assets	344	344
Total assets	$110,039	$116,352

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deferred revenue	$7,000	$7,000
Other current liabilities	8,509	7,268
Total current liabilities	15,509	14,268
Deferred rent	480	410
Total liabilities	15,989	14,678
Stockholders’ equity	94,050	101,674
Total liabilities and stockholders’ equity	$110,039	$116,352

* Marketable securities	$18,324	$24,572

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,
	2011	2010
Revenues:
License and milestone revenues	$37	$1,964
Total revenues	37	1,964
Operating expenses*:
Research and development	11,248	7,702
General and administrative	3,350	1,834
Total operating expenses	14,598	9,536
Loss from operations	(14,561)	(7,572)
Interest and other income (expense), net	23	49
Net loss	$(14,538)	$(7,523)

Basic and diluted net loss per share	$(0.21)	$(0.13)
Weighted average shares used to compute basic and diluted net loss per share	68,323	59,278

* Includes share-based compensation as follows:

Research and development	$1,538	$1,694
General and administrative	626	478
Total	$2,164	$2,172

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,
	2011	2010

GAAP net loss	$(14,538)	$(7,523)
Adjustments:
Research & development share-based compensation(2)	1,538	1,694
General & administrative share-based compensation(2)	626	478
	2,164	2,172
Non-GAAP net loss	$(12,374)	$(5,351)

Non-GAAP net loss per share	$(0.18)	$(0.09)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP.

(2) All share-based compensation was excluded for the non-GAAP analysis.